THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACT (COLLECTIVELY, THE “SECURITIES LAWS”). THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION MAY NOT BE SOLD, OFFERED FOR SALE, OR OTHERWISE TRANSFERRED UNLESS THE NOTE OR SECURITIES (i) ARE REGISTERED UNDER THE SECURITIES LAWS OR (ii) ARE EXEMPT FROM REGISTRATION UNDER THE SECURITIES LAWS AND THE CORPORATION IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

 NEAH POWER SYSTEMS, INC.

 CONVERTIBLE PROMISSORY NOTE

$____________

      March ___, 2006

For value received, the undersigned, NEAH POWER SYSTEMS, INC. (formerly, Growth Mergers Inc.), a Nevada corporation (the “Company”), promises to pay to ____________________ (the “Holder”), at the following address, _________________________________ or at any other address as to which the Holder shall have notified the Company in writing, the principal sum of _____________ ____________________________ ($____________), together with interest on the unpaid principal amount hereof for each day from the date hereof until paid in full at a rate of eight percent (8%) per annum. Interest shall be calculated on the basis of a 360-day year for actual days elapsed (including the first day of any period, but excluding the last day). This Note is subject to the following terms and conditions.

1.

Payment. Subject at all time to the optional and mandatory conversion provisions of this Note, as hereinafter provided, the entire principal amount of this Note, and the entire principal amount of those certain other promissory note issued by the Company to the Holder on the date hereof containing terms that are substantially similar to this Note (such other notes, together with this Note, hereinafter referred to as the “Notes”), together with all interest accrued hereon and thereon, shall be due and payable in lawful money of the United States on June 30, 2007 (the “Maturity Date”).  Mandatory conversion of the unpaid balance, including accrued interest, of this Note in accordance with Section 2(a) hereof shall constitute payment in full of this Note.  All payments shall be applied first to fees and expenses pursuant to Section 7 hereof, then to interest accrued to the date of prepayment and the balance, if any, shall then be applied to principal.  The Notes supercede and replace in their entirety, other notes issued by Neah Power Systems, Inc., a Washington corporation, to the Holder, dated February 14, 2006 and March 9, 2006 (the “Prior Notes”); which Prior Notes are hereby rendered null and void.

Interest on this Note shall accrue and, at the sole option of the Company, shall either: (a) be added to the unpaid principal amount of this Note and converted into shares of common stock, $0.001 par value of the Company (the “Common Stock”), if this Note shall be subject to either mandatory conversion or optional conversion, as provided in Section 2 below; or (b) be paid in cash by the Company at the time of conversion of this Note or at the Maturity Date.

2.

Conversion.

(a)

Mandatory Conversion.

 Notwithstanding anything to the contrary, express or implied, set forth in this Note, in the event that at any time on or before the Maturity Date, the Company shall have either (i) consummated the “Additional Financing” as defined in and as contemplated by an

Convertible Promissory Note

agreement and plan of merger, dated March 9, 2006, among the Company, Neah Power Systems, Inc., a Washington corporation (“Neah”), Growth Acquisition Corp., Summit Trading Limited and Special Investments Acquisitions Associates LLC (the “Merger Agreement”), at a price per share of Company Common Stock equal to twenty cents ($0.20) or more, or (ii) the average of the Closing Prices of the Company’s Common Stock, as traded on the NASD OTC Bulletin Board, the Nasdaq Stock Exchange, the American Stock Exchange, the New York Stock Exchange or any other national securities exchange, for any ten (10) consecutive trading days shall equal or exceed twenty cents ($0.20) per share; provided, that the average daily trading volume of the Company’s Common Stock during such ten (10) consecutive trading days shall equal or exceed 10,000 shares of Common Stock (either, a “Mandatory Conversion Event”), then and upon the occurrence of any such Mandatory Conversion Event, the entire principal amount of this Note and any Prior Notes issued to the Holder, and (at the Company’s election) any interest accrued hereon and thereon, shall automatically and without any action on the part of the Holder, convert into that number of shares of Common Stock of the Company (the “Conversion Shares”), as shall be determined by dividing:

(A)

the entire principal amount of this Note and any Prior Notes issued to the Holder, and (at the Company’s election) any interest accrued hereon and thereon, by

(B)

_______  ($____) (the “Conversion Price”).

Upon a Mandatory Conversion Event and delivery of the Conversion Shares to the Holder, this Note and all other Prior Notes shall be deemed to be paid in full, whether or not the Holder of this Note shall surrender the same to the Company for cancellation, as provided in Section 4 below.

(b)

Optional Conversion.

  The Holder of this Note shall have the right (but not the obligation absent a Mandatory Conversion Event) to convert all or any portion of this Note into that number of Conversion Shares, as shall be determined by dividing: (i) the principal amount of this Note and any Prior Notes issued to the Holder to be voluntarily converted, and (at the Company’s election) any interest accrued hereon and thereon, by (ii) the Conversion Price.

3.

Adjustment Provisions.

The Conversion Price and the number of Conversion Shares shall be subject to adjustment from time to time as provided in this Section 3.  In the event that any adjustment of the Conversion Price as required herein results in a fraction of a cent, such Conversion Price shall be rounded up to the nearest cent.

(a)

Subdivision or Combination of Common Stock.  If the Company at any time shall:

(i)

take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

(ii)

subdivide (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its outstanding shares of Common Stock into a greater number of shares of Common Stock, or

(iii)

combine (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

Convertible Promissory Note

then (x) the number of shares of Common Stock into which this Note and all Prior Notes held by the Holder is convertible immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Note and all Prior Notes held by the Holder is convertible immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (y) the Conversion Price shall be adjusted to equal (A) the Conversion Price multiplied by the number of shares of Common Stock for which this Note and all Prior Notes held by the Holder is convertible immediately prior to the adjustment divided by (B) the number of shares for which this Note and all Prior Notes held by the Holder is convertible immediately after such adjustment.

(b)

Consolidation, Merger or Sale.  In case the Company after the date hereof shall (i) consolidate with or merge into any other entity and shall not be the continuing or surviving corporation of such consolidation or merger, or permit any other entity to consolidate with or merge into the Company and the Company shall be the continuing or surviving corporation, but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other entity or cash or any other property, (ii) sell, convey or otherwise transfer all or substantially all of its properties or assets to any other entities in one or more related transactions or (iii) effect a capital reorganization or reclassification of the Common Stock, then as a condition of such consolidation, merger or sale or conveyance, the Company shall make or cause to be made adequate provision whereby the Holder of this Note and all Prior Notes will have the right to acquire and receive upon conversion of this Note and all Prior Notes in lieu of the shares of Common Stock immediately theretofore acquirable upon the conversion of this Note and all Prior Notes, the Holder of this Note, upon the conversion hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Conversion Price in effect at the time of such consummation for all Common Stock issuable upon such conversion immediately prior to such consummation), in lieu of the Common Stock issuable upon such conversion prior to such consummation, the amount of securities, cash or other property to which such Holder would actually have been entitled as a stockholder upon such consummation if such Holder had converted this Note immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in this Section 3.  In any such case, the Company will make appropriate provision to ensure that the provisions of this Section 3 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the conversion of this Note and all Prior Notes.  The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument this Note, including, without limitation, the obligations under this Section 3 and the obligations to deliver to the Holder of this Note such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire.

(c)

Distribution of Assets.  In case the Company shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, but prior to the date of distribution, the Holder of this Note shall be entitled upon conversion of this Note and all Prior Notes for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.

 (d)

Notice of Adjustment.  Upon the occurrence of any event which requires any adjustment pursuant to this Section 3, then, and in each such case, the Company shall give notice thereof to the

Convertible Promissory Note

Holder of this Note, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease in the number of Conversion Shares purchasable at such Conversion Price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Such calculation shall be certified by the principal financial officer of the Company.

(e)

Minimum Adjustment of Conversion Price.  No adjustment of the Conversion Price shall be made in an amount of less than $0.01, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than $0.01.

(f)

No Fractional Shares.  No fractional shares of Common Stock are to be issued upon the conversion of this Note and all Prior Notes, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

(g)

Other Notices.  In case at any time:

(i)

the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

(ii)

the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

(iii)

there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or

(iv)

there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the Holder of this Note (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place.  Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, re-classification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be.  Such notice shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto.  In furtherance of the foregoing, the Holder shall be entitled to the same rights to receive notice of corporate action as any holder of Common Stock.

(h)

Certain Events.  If any event occurs of the type contemplated by the adjustment provisions of this Section 3 but not expressly provided for by such provisions, the Company will give

Convertible Promissory Note

notice of such event as provided in Section 3(d) hereof, and the Company's Board of Directors will make an appropriate adjustment in the Conversion Price and the number of shares of Common Stock acquirable upon conversion of this Note and all Prior Notes so that the rights of the Holder shall be neither enhanced nor diminished by such event.

4.

Mechanics of Conversion.

(a)

In the event of a mandatory conversion pursuant to Section 2(a) above, immediately subsequent to the issuance of the Conversion Shares, the principal amount of this Note and all Prior Notes, together with (at the Company’s election) all or any portion of the accrued interest hereon and thereon, shall be deemed null and void, and no further payments shall thereafter accrue or be owing hereunder or thereunder.

(b)

In the event of an optional conversion pursuant to Section 2(b) above, the Holder of this Note shall deliver to the Company a notice (the “Conversion Notice”) indicating (i) how much of this Note and the Prior Notes the Holder elects to convert into shares of Common Stock.  If all of this Note and the Prior Notes, together with accrued interest hereon and thereon is to be converted, the Company shall advise the Holder within ten (10) days of receipt of the Conversion Notice whether the Company elects to pay all or any portion of the accrued interest hereon and thereon in cash.

(c)

Upon such conversion, Holder shall return this Note and all Prior Notes to the Company at the address set forth below, or such other place as the Company may require in writing. Within ten (10) days after receipt of this Note and any Prior Notes, the Company shall cause to be issued in the name of and delivered to the Holder at the address set forth above, or to such other address as to which the Holder shall have notified the Company in writing, a stock certificate evidencing the number of Conversion Shares to which the Holder is entitled. No fractional securities will be issued upon conversion of the Note. If on conversion of the Note a fraction of a security results, the Company shall round up the total number of securities to be issued to the Holder to the nearest whole number.

(d)

The Holder of this Note and all Prior Notes shall be deemed, for all purposes, to be the record and beneficial owner of the appropriate and applicable number of Company Conversion Shares as at the date of the Conversion Notice, irrespective of the date of actual delivery of stock certificates evidencing such Conversion Shares.

5.

Default. In the event of any default, at the option of the Holder, all sums owing and to become owing hereon shall become immediately due and payable in full and shall bear interest thereafter at the Default Rate. A “default” shall mean (i) any failure to pay any principal or interest or any other sum owing hereon when due; (ii) any admission in writing by the Company of its inability to pay its debts generally; or (iii) upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

6.

Default Rate of Interest. In the event of default in the payment of any installment of principal or interest hereunder, or if this Note is not fully paid when due, the principal and all accrued but unpaid interest hereunder shall thereupon bear and accrue interest at the rate of twelve percent (12%) per annum.

Convertible Promissory Note

7.

Attorneys’ Fees. The Company agrees to pay all costs and expenses which the Holder may incur by reason of any default, including, without limitation, reasonable attorneys’ fees with respect to legal services relating to any default and to a determination of any rights or remedies of the Holder under this Note, and reasonable attorneys’ fees relating to any actions or proceedings which the Holder may institute or in which the Holder may appear to participate and in any review of any appeals therefrom, and all such sums shall be evidenced hereby. Any judgment recovered hereon by the Holder shall bear interest at the default rate specified above, not to exceed, however, the highest rate then permitted by law on such judgment.

8.

Liability.  The Company hereby waives demand, presentment for payment, protest and notice of protest and of nonpayment. The Company agrees that any modification or extension of the terms of payment made by the Holder, with or without notice, or a release of any party liable hereon, shall not diminish or impair such person’s liability for the payment hereof.

9.

Maximum Interest. Notwithstanding any other provision of this Note, interest, fees and charges payable by reason of the indebtedness evidenced hereby shall not exceed the maximum, if any, permitted by any governing law.

10.

Transfer of Note. This Note is non-negotiable and may not be transferred, in whole or in part, to any person or entity other than an affiliate of the above-named Holder. In such circumstances, transfer of this Note shall be made by presentation of this Note to the Company with written instructions for such transfer duly signed by the Holder. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Note or Notes in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. Upon transfer, such assignee or assignees shall become the Holder. The Company shall pay all expenses incurred by it in connection with the preparation, issuance, and delivery of Notes under this paragraph. As used herein, “affiliate” means any person or entity controlled by or under common control with the Holder.

11.

Governing Law. This Note shall be governed by and construed in accordance with, and all actions arising therefrom shall be governed by, the laws of the State of Washington.  All parties consent to the exclusive jurisdiction and venue in King County, Washington.

12.

Assignment. Subject to paragraph 10 above, the right and obligations of the Company and the Holder shall be binding upon and shall inure to the benefit of their successors, assigns, heirs, administrators and transferees.

13.

Waiver and Agreement. The provisions of this Note may be amended, waived or modified only upon the written consent of the Holders of a majority in interest of the Notes and the Company.

14.

Notices. All notices provided for in this Note shall be in writing and deemed to be duly given upon personal delivery (whether by hand delivery or by Federal Express or other similar overnight courier) upon confirmation of telephone facsimile transmission, or ten (10) days after deposit in the United States mail, certified or registered, postage prepaid, addressed to the Company or the Holder as specified in this Note.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

Convertible Promissory Note

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its corporate name by its President and dated the day and year first above written.

NEAH POWER SYSTEMS, INC.

(a Nevada corporation)

By:

     David W. Dorheim, President & CEO

Address: 22118 20th Avenue SE, Suite 161

  Bothell, WA 98021

ACCEPTED AND AGREED TO:

_____________________________

By:__________________________________

Convertible Promissory Note